Exhibit 99.1
Innovus Pharmaceuticals Reports Record Annual Revenues
for the Full Year 2016 of $4.8 Million

Company Affirms Revenue Guidance of $15 Million for Fiscal Year 2017

SAN DIEGO, March 6, 2017 – Innovus Pharmaceuticals, Inc., (“Innovus Pharma”) (OTCQB: INNV), today announced full year 2016 net revenues of $4.8 million compared to $0.7 million in revenues for the same period in 2015 and fourth quarter of 2016 net revenues of $1.7 million compared to $0.2 million in revenues for the same period in 2015.

“We believe our revenue growth for all of 2016 highlights the strength of our Beyond Human® Sales and Marketing platform that we acquired in March 2016 along with the high value products we are commercializing,” stated Bassam Damaj, President and Chief Executive Officer of Innovus Pharma. “Looking forward to 2017, we continue to be focused on increasing annual revenues to $15 million by executing on our goals of expanding our product lines and making our products commercially available in the United States and outside of the United States through our partners, and achieving profitability.”

Financial highlights for the year ended December 31, 2016 included:

●
Net revenues totaled $4.8 million for the year ended December 31, 2016, compared to net revenues of $0.7 million for the year ended December 31, 2015.
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Gross margins increased to 77.5% for the year ended December 31, 2016, compared to 53.4% for the year ended December 31, 2015.
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Total operating expenses increased to $10.7 million and included $2.7 million in non-cash share-based compensation for the year ended December 31, 2016.
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Net loss totaled $13.7 million, or $0.15 per common share, for the year ended December 31, 2016. The net loss included interest expense of $6.7 million, of which $6.4 million was non-cash and related to amortization of debt discounts and the excess initial fair value of the embedded conversion features from our 2016 financing. The net loss also included a non-cash expense of $1.3 million for the net change in fair value of contingent consideration. Net loss for the year ended December 31, 2015 totaled $4.2 million or $0.08 per common share.

Financial highlights for the three months ended December 31, 2016 included:

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Net revenues totaled $1.7 million for the three months ended December 31, 2016, compared to net revenues of $0.2 million for the three months ended December 31, 2015.
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Gross margins increased to 78.2% for the three months ended December 31, 2016, significantly higher than gross margins for the three months ended December 31, 2015 which totaled 44.3%.
●
Total operating expenses increased to $3.6 million and included $0.8 million in non-cash share-based compensation for the three months ended December 31, 2016.
●
Net loss totaled $3.4 million, or $0.03 per common share, for the three months ended December 31, 2016. The net loss included a non-cash expense of $1.5 million for the net change in fair value of contingent consideration. The net loss also included interest expense of $0.7 million, of which $0.6 million was non-cash and related to amortization of debt discounts and the excess initial fair value of the embedded conversion feature from our 2016 financing. Net loss for the three months ended December 31, 2015 totaled $1.0 million or $0.02 per common share.
●
Cash balance totaled $0.8 million at December 31, 2016.

Fourth quarter 2016 and recent developments:

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Notification was received to commercialize Zestra® in all 28 member countries of the European Union.
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Zestra® was approved for sale in South Korea through its partner J&H Co. LTD.
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Mr. Randy Berholtz was appointed as Executive Vice President, Corporate Development and General Counsel.
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Lertal® tablets, a clinically proven supplement for the relief of allergic rhinitis symptoms from NTC was in-licensed for the United States and Canada. Product will be launched under the brand name AllerVarx™.
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UriVarx™, clinically proven to reduce urinary urgency, accidents and both day and night frequency in Overactive Bladder (OAB) and Urinary Incontinence (UI), was launched under the Beyond Human® Sales and Marketing Platform.
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Entered into a $2.0 million per year exclusive license and distribution agreement with J&H Co. LTD granting them exclusive rights to market and sell Zestra® in South Korea.
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Zestra® multi-dose form for female sexual arousal, was launched under the Beyond Human® Sales and Marketing Platform in the U.S.
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Entered into an exclusive license and distribution agreement with Elis Pharmaceuticals granting Elis exclusive license to market and sell Zestra® in Lebanon.
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Initiated a pre-clinical and clinical program intended to evaluate the safety and efficacy of the combination of its supplement Vesele® for promoting sexual health with sildenafil indicated for treating erectile dysfunction.

The Company will host a conference call at 4:30 p.m. ET/1:30 p.m. PT today to discuss the financial results and recent business developments. To participate in the call, please dial 1-877-883-0383 for domestic callers or 1-412-902-6506 for international callers. Participant Elite Entry Number: 5095822. A replay of the call will be available for 30 days.  To access the replay, dial 1-877-344-7529 domestically or 1-412-317-0088 internationally and reference Conference ID: 10102614. The replay will be available shortly after the end of the conference call.

Consolidated Statements of Operations
	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)
Net Revenues
Product sales, net	$1,691,491	$175,648	$4,817,603	$730,717
License revenue	-	-	1,000	5,000
Total net revenues	1,691,491	175,648	4,818,603	735,717

Operating Expenses
Cost of product sales	368,810	97,905	1,083,094	340,713
Research & development	30,137	-	77,804	-
Sales & marketing	1,363,879	-	3,621,045	82,079
General & administrative	1,858,215	829,001	5,870,572	3,828,113
Impairment of goodwill	-	759,428	-	759,428
Total operating expenses	3,621,041	1,686,334	10,652,515	5,010,333

Loss from operations	(1,929,550)	(1,510,686)	(5,833,912)	(4,274,616)

Other Income and (Expenses)
Interest expense	(660,942)	(408,650)	(6,661,694)	(1,153,376)
Loss on extinguishment of debt	-	-	-	(32,500)
Other income (expense), net	(190)	(8,495)	1,649	(8,495)
Fair value adjustment for contingent consideration	(1,464,638)	115,822	(1,269,857)	115,822
Change in fair value of derivative liabilities	697,687	77,131	65,060	393,509
Total other expense, net	(1,428,083)	(224,192)	(7,864,842)	(685,040)

Loss before provision for (benefit from) income taxes	(3,357,633)	(1,734,878)	(13,698,754)	(4,959,656)

Provision for (benefit from) income taxes	2,400	(757,028)	2,400	(757,028)

Net loss	$(3,360,033)	$(977,850)	$(13,701,154)	$(4,202,628)

Net loss per share of common stock – basic and diluted:	$(0.03)	$(0.02)	$(0.15)	$(0.08)

Weighted average number of shares of common stock outstanding – basic and diluted	116,765,431	59,685,945	94,106,382	52,517,530

Condensed Consolidated Balance Sheet Data
	December 31, 2016	December 31, 2015
	1	1
Assets
Cash	$829,933	$55,901
Accounts receivable, net	33,575	83,097
Prepaid expenses & other current assets	863,664	53,278
Inventories	599,856	254,443
Intangible assets & other non-current assets	5,900,350	5,900,286
Total assets	$8,227,378	$6,347,005
Liabilities & Stockholders' Equity (Deficit)
Accounts payable & accrued liabilities	$1,210,050	$155,503
Total accrued compensation	2,299,593	1,442,790
Deferred revenue & customer deposits	11,000	24,079
Accrued interest payable	47,782	79,113
Total notes payable and non-convertible debenture, net of discount	681,127	303,551
Total derivative liabilities	483,744	734,572
Total contingent consideration	1,685,917	3,229,804
Total line of credit convertible debenture and non-convertible debenture – related party, net of discount	-	416,472
Convertible debentures, net of discount	714,192	407,459
Total stockholders' equity (deficit)	1,093,973	(446,338)
Total liabilities & stockholders' equity (deficit)	$8,227,378	$6,347,005

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited consolidated financial statements as of that date.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging over-the-counter (“OTC”) consumer goods and specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine and consumer care products to improve men’s and women’s health and vitality and respiratory diseases. Innovus Pharma delivers innovative and uniquely presented and packaged health solutions through its (a) OTC medicines and consumer and health products, which we market directly, (b) commercial partners to primary care physicians, urologists, gynecologists and therapists, and (c) directly to consumers through our on-line channels, retailers and wholesalers. The Company is dedicated to being a leader in developing and marketing new OTC and branded Abbreviated New Drug Application (“ANDA”) products. The Company is actively pursuing opportunities where existing prescription drugs have recently, or are expected to, change from prescription (or Rx) to OTC.

For more information, go to www.innovuspharma.com, www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com; www.recalmax.com.

Innovus Pharma’s Forward-Looking Safe Harbor

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its financial results, projected revenues, projected online subscribers and other customers, estimated markets for its products, and statements about achieving its other corporate and business development, growth, commercialization, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent filing on Form S-1, annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

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Contact:
Kevin Holmes
Chesapeake Group
410-825-3930
info@chesapeakegp.com